                                                                    Exhibit 24.2


                            INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Data Systems & Software Inc. of our report dated March 30, 1998 (July 30, 1998 as to Note 22) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note
22), appearing in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 1997, as amended.


DELOITTE & TOUCHE LLP
New York, New York
October 15, 1998